Exhibit  32

                            CERTIFICATION PURSUANT TO
                                 RULE 15d-14(b)
                                       and
                                18 U.S.C.  1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Call Solutions, Inc. (the "Company") on Form 10-QSB for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dr. Bashiruddin Usama, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


August  14,  2003                         /s/  Dr.  Bashiruddin  Usama
                                          -------------------------------------
                                          Dr.  Bashiruddin  Usama
                                          Principal  Executive  Officer
                                          Principal  Financial  Officer


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